EXHIBIT 11.1

                            WORKFLOW MANAGEMENT, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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




                                                         Three Months Ended                Six Months Ended
                                                      ----------------------------    --------------------------
                                                      October 23,      October 24,    October 23,    October 24,
                                                          1999            1998           1999            1998
                                                      ------------    ------------    -----------    -----------

BASIC EARNINGS PER SHARE:

   Net income                                         $      5,721    $      2,712   $      9,158   $      2,920
                                                      ============    ============   ============   ============

   Weighted average number of
       common shares outstanding                            12,622          14,396         12,612         15,330
                                                      ============    ============   ============   ============

   Basic earnings per share                           $       0.45    $       0.19   $       0.73   $       0.19
                                                      ============    ============   ============   ============


DILUTED EARNINGS PER SHARE:

   Net income                                         $      5,721    $      2,712   $      9,158   $      2,920
                                                      ============    ============   ============   ============

   Weighted average number of:
       Common shares outstanding                            12,622          14,396         12,612         15,330
       Effect of dilutive employee stock options*              821                            841            105
                                                      ------------    ------------   ------------   ------------
          Total                                             13,443          14,396         13,453         15,435
                                                      ============    ============   ============   ============

   Diluted earnings per share                         $       0.43    $       0.19   $       0.68   $       0.19
                                                      ============    ============   ============   ============
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*  The Company had additional employee stock options outstanding during the periods presented that were not included in the computation of diluted earnings per share because they were anti-dilutive.

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